Exhibit 10.2

CORE MOLDING TECHNOLOGIES, INC.
CMLT RESTRICTED STOCK AGREEMENT

        AGREEMENT made as of __________, 20___ (the “Grant Date”), by and between Core Molding Technologies, Inc. (the “Company”) and ____________, an Executive of the Company (the “Executive”).

    W I T N E S S E T H

    WHEREAS, pursuant to the provisions of the Company’s 2021 Long-Term Equity Incentive Plan (the “Plan”), the Company desires to award to the Executive restricted shares of the Company’s Common Stock (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

    WHEREAS, Executive wishes to accept said offer; and

    WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.

    NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

    1.    Terms of Award.  The Company awards to the Executive _________ shares of the Company’s Common Stock (the “Shares”) in accordance with the terms of this Agreement.

    2.    Provisions of Plan Controlling.  The Executive specifically understands and agrees that the Shares issued under the Plan are being awarded to the Executive pursuant to the Plan, copies of which Plan the Executive acknowledges he has read, understands and by which he agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.

    3.    Vesting of Restricted Stock.

(a)    Except as provided in paragraphs (b) and (c), the Shares awarded hereunder shall be forfeited to the Company for no consideration in the event (i) Executive voluntarily terminates his or her employment with the Company prior to the Third Anniversary of the Grant Date or (ii) Executive is terminated by the Company (with or without cause) prior to the Third Anniversary of Grant Date.

(b)    The Shares awarded hereunder shall be fully vested in the Executive and no longer subject to a risk of forfeiture pursuant to paragraph (a) upon the occurrence of the earliest of the following events:

(i)    the date on which the Company undergoes a “Change in Control” as defined in the Plan; or

(ii)    the date on which the Executive dies or becomes disabled.

(c)    Except as provided in Section 4 and 5 hereof, the Shares awarded hereunder shall vest in the Executive and shall no longer be subject to a risk of forfeiture pursuant to the following schedule:

Number of Shares            Date of Vesting

[______]                [______, 20___]

[______]                [______, 20___]

[______]                [______, 20___]

     (d)    For purposes of this Agreement, the Executive shall be deemed disabled if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for a period of at least six months and a physician selected by him and acceptable to the Company is of the opinion that (i) he is suffering from “Total Disability” as defined in the Company’s Disability Insurance Plan, or any successor plan or program and (ii) he will qualify for Social Security Disability Payment and (iii) within thirty (30) days after such determination is made, he shall not have returned to the full-time performance of his duties.

        4.    Requirement of Employment for Vesting. Except as provided in Sections 3(b)(i) and 3b(ii) hereof, Executive’s right to the Shares shall not vest unless Executive has been employed with the Company for three consecutive years from the Executive’s initial date of hire with the Company provided, however, if the date of Executive’s Qualified Retirement during the vesting period specified in Section 3(d) is at least twelve (12) months after the Grant Date, Executive’s unvested Shares will vest upon Executive’s Qualified Retirement in a prorated amount based on the number of full and partial months between the date of Qualified Retirement and the Grant Date compared to the number of months in the vesting period. As used herein, “Qualified Retirement” means Executive’s separation from service with the Company and its Affiliates, other than for cause, with Executive having (i) met a combined age and service requirement of sixty-five (65), with a minimum service of five (5) years and a minimum age of fifty-five (55), and (ii) provided the Company with a notice of his date of retirement at least six (6) months prior to Executive’s retirement date.

5.     Requirement of Stock Ownership for Vesting.

(a)Notwithstanding Section 3(c) hereof, Executive’s right to the Shares shall not vest unless Executive owns shares of Common Stock of the Company for a period of 60 consecutive calendar days while employed by the Company that are equal in value to 20% of Executive’s base annual salary as of the Vesting Date (the “Stock Ownership Requirement”).
(b)For the avoidance of doubt, in the event of a Change in Control or death or disability, Director or the Director’s estate shall not be required to satisfy the Stock Ownership Requirement and all Shares awarded hereunder shall fully vest.

        6.    Dividend and Voting Rights. Employee shall have the right to vote any Shares awarded hereunder provided that such voting rights shall lapse with respect to any Shares that are forfeited to the Company pursuant to this Agreement. Dividends and dividend equivalent amounts with respect to any Shares awarded may be accrued but not paid to the Employee until all conditions or restrictions, including vesting, related to such Shares have been satisfied.

    7.    Additional Shares.  (a) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement.

    (b)    If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject to this Agreement.

    8.    Legends.  All certificates representing the Shares to be issued to the Executive pursuant to this Agreement shall have endorsed thereon “RESTRICTED SHARES”.

    9.    No Obligation to Employ.  The Company is not obligated, by the Plan or this Agreement, to continue the Executive as an employee of the Company.

    10.    Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

            To the Company: Core Molding Technologies, Inc.
                        800 Manor Park Drive
                        Columbus, OH 43228
                        Attn: Treasurer

            To the Executive:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service, or three business days following mailing by registered or certified mail.

    11.    Governing Law.  This Agreement shall be construed and enforced in accordance with the law of the State of Delaware (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of this Agreement, except to the extent preempted by applicable federal law.

    12.    Withholding. Prior to delivery of Shares to Executive upon the release of the restrictions stated in Section 3 hereof, Executive shall be required to make arrangements, satisfactory to the Company, for appropriate withholding for federal, state, and local tax purposes. Executive is permitted to satisfy any such tax withholding requirements, in whole or in part, by delivering shares of

Common Stock to the Company (including the Shares awarded hereunder) having a fair market value (as determined by Company in its sole discretion) equal to the amount of such tax.

    13.    Benefit of Agreement.  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

    14.    Entire Agreement.  This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

    15.    Modifications and Amendments.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

    16.    Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Executive has hereunto set his or her hand, all as of the day and year first above written.

                        CORE MOLDING TECHNOLOGIES, INC.

                        By: _______________________________________

                        ___________________________________________

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